Exhibit 10.2

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is made on December 17, 2008, by INTREPID POTASH, INC., a Delaware corporation (“Sublandlord”), whose address is Suite 4200, 707-17th Street, Denver, Colorado 80202, and INTREPID PRODUCTION CORPORATION (“Subtenant”), whose address is Suite 4125, 707-17th Street, Denver, Colorado 80202.

RECITALS

A. MS Crescent II SPV, LLC, a Delaware limited liability company, as landlord (“Landlord”), and Sublandlord, as Tenant, entered into a Lease dated September 15, 2008 (the “Prime Lease”), with regard to the premises consisting of approximately thirty-nine thousand seven hundred twenty-six (39,726) square feet commonly known as “Suite 4200” (the “Premises”) of the building located at 707-17th Street, Denver, Colorado 80202 (the “Building”).

B. Sublandlord wishes to sublease to Subtenant, and Subtenant wishes to sublease from Sublandlord, the portion of the Premises as depicted on Exhibit A to this Sublease consisting of approximately 2,257 square feet, identified as Suite 4125 (the “Sublease Premises”), on the terms and conditions set forth below.

AGREEMENT

For and in consideration of the covenants and agreements herein contained, Sublandlord and Subtenant agree as follows

1. Sublease. Subject to and upon the terms, provisions and conditions set forth in this Sublease and subject to the “Applicable Prime Lease Provisions,” as hereinafter defined, Sublandlord hereby sublets to Subtenant, and Subtenant hereby sublets from Sublandlord, the Sublease Premises.

2. Sublease Term. The term of this Sublease will begin on the Commencement Date of the Prime Lease, and will end one hundred twenty-three (123) months less one day thereafter, inclusive (the “Sublease Term”); however, without liability or expense, Sublandlord may terminate this Sublease upon ninety (90) days’ prior written notice to Subtenant and, under these circumstance, shall reimburse Subtenant for all reasonable and customary relocation expenses incurred. If Sublandlord is unable to deliver possession of the Sublease Premises to Subtenant on the Commencement Date, then Subtenant’s right to occupy, and obligation to pay for, the Sublease Premises will be delayed until Sublandlord delivers possession of the Sublease Premises. The deferral of Subtenant’s obligation to pay such rent will be full satisfaction of all claims that Subtenant may have as a result of such delayed delivery of possession.

3. Use. Subtenant shall use and occupy the Sublease Premises during the Sublease Term for the Permitted Use, as that term is defined in Section 5 of the Prime Lease, and for no other purpose, and the Prime Lease, and for no other purpose. Tenant shall, at Subtenant’s sole cost and expense, comply with all applicable federal, state and local laws, ordinances, rules and regulations, court orders, governmental directives, and governmental orders relating to, affecting or arising out of Subtenant’s use and occupancy of the Sublease Premises.

4. Rent

(a) Base Rent. During the Sublease Term, Subtenant will pay Sublandlord as rent for the Sublease Premises (“Rent”), as follows:

Period	Annual Rate Per Square Foot	Monthly Base Rent
Months 1 – 15	$30.00	$5,642.50
Months 16 – 27	$30.90	$5,811.77
Months 28 – 39	$31.83	$5,986.69
Months 40 – 51	$32.78	$6,165.37
Months 52 – 63	$33.77	$6,351.58
Months 64 – 75	$34.78	$6,541.53
Months 76 – 87	$35.82	$6,737.14
Months 88 – 99	$36.90	$6,940.27
Months 100 – 111	$38.00	$7,147.17
Balance of the Term	$39.14	$7,361.58

Rent shall be payable in advance on the first calendar day of each month during the Sublease Term, except that the first installment of Rent shall be paid by Subtenant to Sublandlord upon execution of this Sublease by Subtenant. All Rent shall be paid without notice, demand, set-off or deduction, in lawful money of the United States of America, at the address of Sublandlord set forth in Section 14 herein or at such other place as Sublandlord may from time to time designate in writing. If the Sublease Term begins on other than the first calendar day of a month or ends on other than the last calendar of a month, Rent will be prorated on a per diem basis.

Notwithstanding the foregoing, Subtenant shall be entitled to an abatement of Base Rent, commencing on the Commencement Date and ending ninety (90) days thereafter (the “Initial Abated Rent Period”), such that the Base Rent rate for the Initial Abated Rent Period shall be zero dollars ($0.00). Additionally, Subtenant shall be entitled to an additional partial abatement of Base Rent, commencing on the date immediately following the expiration of the Initial Abated Rent Period and continuing for one hundred eighty (180) days thereafter (the “Additional Abated Rent Period”), such that the Base Rent for the Additional Abated Rent Period shall be $5,452.53 per month.

(b) Additional Rent. If and to the extent Sublandlord is obligated to pay Additional Rent under the Prime Lease for operating expenses, taxes, utilities or other charges related to Landlord’s operation of the Building (“Operating Expenses”), Subtenant shall pay to Sublandlord Subtenant’s Share of the Additional Rent due under the Prime Lease. Subtenant’s Share is 5.68%.

(c) Build-out Costs. Subtenant shall be entitled to its proportionate share of the tenant improvement allowance of $50.15/square foot under the Prime Lease. Subtenant shall be responsible for build-out costs for the Sublease Premises that exceed the tenant improvement allowance. In the event that Sublandord terminates this Sublease prior to the end of the Sublease Term pursuant to Section 2 above, Sublandlord shall compensate Subtenant for its out-of-pocket build-out costs for the Sublease Premises.

(d) Additional Fees and Expenses. Notwithstanding any provision of this Sublease to the contrary, Subtenant shall be responsible for the payment of all charges, fees and expenses imposed under the Prime Lease for any special purposes relating to Subtenant’s use of the Sublease Premises, including, without limitation, any fees charged for any disproportionate use of utility services or any after-hour or extra services provided to the Sublease Premises, any charges for any repairs performed by the Landlord to or for the Sublease Premises, which charges are not included as an operating expense under the Prime Lease, and any and all similar charges. Subtenant shall pay such costs directly to Sublandlord within ten (10) days after the date that Sublandlord delivers a written statement to Subtenant together with supporting documentation provided to Sublandlord by Landlord.

5. Security Deposit. Contemporaneously with the execution of this Sublease, Subtenant shall pay to Sublandlord five thousand six hundred eighty-two dollars and fifty cents $5,682.50 (the “Security Deposit”), which shall be held by Sublandlord to secure Subtenant’s performance of its obligations under this Sublease. The Security Deposit is not an advance payment of the Sublease Rent or a measure or limit of Sublandlord’s damages or other rights under this Sublease or a payment of liquidated damages. Sublandlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation which Subtenant fails to perform hereunder on or before the expiration of the applicable notice and cure period. Following any such application of the Security Deposit, Subtenant shall pay to Sublandlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Subtenant has performed all of its obligations hereunder, Sublandlord shall, within sixty (60) days after the Sublease Term ends, return to Subtenant the portion of the Security Deposit which was not applied to satisfy Subtenant’s obligations. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Sublandlord transfers its interest in the Sublease Premises and the transferee assumes Sublandlord’s obligations under this Sublease, then Sublandlord may assign the Security Deposit to the transferee and Sublandlord thereafter shall have no further liability for the return of the Security Deposit.

6. Acceptance of Sublease Premises. Subtenant has inspected the Sublease Premises and the Building, and hereby accepts the Sublease Premises and the Building in their current “as is” condition without further improvement by Sublandlord or Landlord. Subtenant acknowledges that neither Sublandlord nor Sublandlord’s agents have made any representation or warranty as to the condition of the Sublease Premises or the suitability of the Sublease Premises for the conduct of Subtenant’s business, and that Sublandlord shall not be obligated to make any alterations or improvements to the Sublease Premises on account of this Sublease.

7. Care of the Sublease Premises; Alterations

(a) Subtenant’s Care of the Sublease Premises. Subtenant shall take all reasonable care in Subtenant’s use of the Sublease Premises so as to avoid any deterioration in the condition thereof, ordinary wear and tear excepted. Subtenant shall immediately notify Sublandlord of any damage to the Sublease Premises. All damage or injury to the Sublease Premises or the Building, or the fixtures, appurtenances and equipment therein, caused by Subtenant, its agents, contractors, employees, invitees or customers, shall be repaired, restored or replaced by Sublandlord, at Subtenant’s expense. Such reasonable expenses shall be paid by Subtenant within ten (10) days after Sublandlord’s delivery to Subtenant of a statement detailing such expenses.

(b) Alterations. Subtenant shall make no alterations, additions, or improvements in or to the Sublease Premises without the prior written consent of Sublandlord in each instance, and the consent of Landlord as required in the Prime Lease.

(c) Sublandlord’s Property. Subject to Subtenant’s obligations in Section 16 of this Sublease, all improvements, alterations, additions and fixtures permanent in nature, made in the Sublease Premises by Subtenant or Sublandlord shall immediately become Sublandlord’s property, and at the end of the Sublease Term, shall remain on the Sublease Premises without compensation to Subtenant, unless when consenting to such improvements, alterations, additions or fixtures, Sublandlord has advised Subtenant in writing that such improvements, alterations, additions or fixtures must be removed at the end of the Sublease Term.

(d) Removal. If Sublandlord has required Subtenant to remove any or all improvements, alterations, additions and fixtures that are made in the Sublease Premises pursuant to this Section 7, prior to the expiration or earlier termination of this Sublease, Subtenant shall remove the improvements, alterations, additions and fixtures at Subtenant’s sole cost and expense and shall restore the Sublease Premises to the condition in which they were before the improvements, alterations, additions and fixtures were made, reasonable wear and tear excepted.

8. Services and Repairs

(a) Standard Services. Subtenant hereby acknowledges and agrees that the only services, amenities and rights to which Subtenant is entitled under this Sublease are those to which Sublandlord is entitled under the Prime Lease with respect to the Sublease Premises (subject to all the provisions, restrictions and conditions imposed in the Prime Lease). Sublandlord shall in no event be liable to Subtenant for Landlord’s failure to provide any such services, amenities and rights nor shall any such failure be construed as a breach hereof by Sublandlord or an eviction of Subtenant or entitle Subtenant to an abatement of any of the rent due under this Sublease, except and only to the extent that Sublandlord receives an abatement under the Prime Lease with respect thereto.

(b) Additional Services. If Subtenant desires after-hours heating, ventilation and air-conditioning or other non-standard services, Subtenant shall request the same directly from Landlord; provided, however, that if Sublandlord is required by Landlord to request the services for the benefit of Subtenant, Sublandlord shall use commercially reasonable efforts to notify Landlord of the same. If Landlord does not bill Subtenant directly for such additional services, Subtenant acknowledges and agrees that it shall be required to pay such costs as Additional Rent.

9. Parking. Sublandlord agrees that, during the Sublease Term, Subtenant will be entitled to use two parking spaces in the parking facilities of the Building at the rates set forth in the Prime Lease. The use of said parking spaces shall be on the terms and conditions of the Prime Lease, any ancillary documents related to the parking spaces, and any rules and regulations imposed by the Landlord or its parking facilities operator.

10. Access to Sublease Premises. Sublandlord shall have the right to enter the Sublease Premises including during business hours to examine and inspect it upon 24 hours advance notice to Subtenant (and without notice in the event of an emergency); provided such entry shall not unreasonably interfere with Subtenant’s use of the Sublease Premises for the purposes set forth in Section 3 above. Sublandlord shall have the right to require the removal of any object or material which Sublandlord, in its sole discretion, deems hazardous to the safety or operation of the Sublease Premises or the Building, or to be in violation of this Sublease. Furthermore, Landlord shall have access to the Sublease Premises as provided in the Prime Lease.

11. Insurance. Subtenant agrees that all property of Subtenant kept or stored in the Sublease Premises shall be at the sole risk of Subtenant and that Sublandlord shall not be liable for any injury or damage to such property. At all times during the Sublease Term, Subtenant shall carry and maintain, at Subtenant’s sole expense, policies of insurance as required under Section 14 of the Prime Lease, and shall name Sublandlord, Landlord and any holder of any first mortgage or deed of trust as additional insureds. Executed copies of such policies or certificates thereof shall be delivered to Sublandlord prior to Subtenant’s occupancy of the Sublease Premises and thereafter at least thirty (30) days’ prior to the expiration of the term of each such policy. All public liability and property damage policies shall contain a provision that Sublandlord and Landlord, although named as insureds, shall nevertheless be entitled to recover under such policies for any loss suffered or by either of them, notwithstanding the acts or omissions of Subtenant. All such policies shall provide that they may not be terminated or amended except after thirty (30) days’ written notice thereof to Sublandlord and Landlord. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in addition to coverage that Sublandlord or Landlord may carry. Subtenant waives claims against Landlord and Sublandlord to property damage to the Sublease Premise or its contents if and to the extent that Sublandlord waives such claims against Landlord under the Prime Lease. Subtenant agrees to obtain for the benefit of Landlord and Sublandlord waivers of subrogation rights from its insurer to the extent required by Landlord under the Prime Lease.

12. Landlord’s Repairs. Subtenant hereby acknowledges and agrees that, pursuant to Section 9 of the Prime Lease, Landlord is required to make necessary repairs to maintain the structure of the Sublease Premises and the Building and to maintain, repair, or replace the systems as described in Section 9 of the Prime Lease. With respect thereto, Subtenant hereby acknowledges and agrees that Subtenant’s only rights which Subtenant is entitled under this Sublease are those which Sublandlord is entitled under the Prime Lease with respect to the Sublease Premises (subject to all the provisions, restrictions and conditions imposed in the Prime Lease). Sublandlord shall in no event be liable to Subtenant for Landlord’s failure to perform any repairs, maintenance or replacements as set forth in Section 9 of the Prime Lease nor shall any such failure be construed as a breach hereof by Sublandlord or an eviction of Subtenant or entitle Subtenant to an abatement of any of the Rent or Additional Rent due under this Sublease.

13. Prime Lease. This Sublease is subject and subordinate to the Prime Lease. Except for the Excluded Prime Lease Provisions (defined below in this Section 13), all of the terms, provisions, covenants and conditions of the Prime Lease are hereby incorporated herein and shall be applicable to this Sublease as though Sublandlord were “Landlord” under the Prime Lease and Subtenant were “Tenant” under the Prime Lease. The following additional provisions relate to the relationship between the Prime Lease and this Sublease:

(a) The term “Applicable Prime Lease Provisions” means all provisions of the Prime Lease that are not inconsistent with this Sublease.

(b) Subtenant’s use and occupancy of the Sublease Premises and the common areas of the Building shall at all times be consistent with all terms and provisions of the Prime Lease, including the Excluded Prime Lease Provisions, and Subtenant shall indemnify and hold Sublandlord harmless against any and all claims or liability to Landlord and others resulting from any failure by Subtenant to abide by the restrictions, conditions and requirements of the Prime Lease relating to such use and occupancy.

(c) In the event of a default by Subtenant under this Sublease (including, without limitation, the Applicable Prime Lease Provisions incorporated herein), Subtenant agrees that the remedies of Sublandlord with respect to Subtenant shall be the same as those of Landlord with respect to Sublandlord under the Prime Lease. Notwithstanding anything to the contrary contained herein, it is further understood and agreed that Sublandlord has no duty or obligation to Subtenant under the provisions of the Prime Lease incorporated herein, and no covenants or obligations of Landlord under the Prime Lease shall be deemed to be covenants or obligations of Sublandlord hereunder.

(d) If the Prime Lease is terminated for any reason, this Sublease, if not sooner terminated hereunder, shall automatically terminate on the effective date of termination of the Prime Lease and Sublandlord shall not be liable to Subtenant or any other person for loss, damage or expense resulting therefrom unless such termination was due to a default by Sublandlord under the Prime Lease; provided, however, if the Prime Lease gives Sublandlord any right to terminate the Prime Lease in the event of the partial or total damage, destruction, or condemnation, or by means of a termination right, then the exercise of such right by Sublandlord shall not constitute a default or breach by Sublandlord under this Sublease. If such termination shall be due to the fault of Subtenant, Sublandlord shall be entitled to recover from Subtenant and Subtenant shall pay, in addition to all other sums to which Sublandlord may be entitled, all damages, losses, costs and expenses (including reasonable attorneys’ fees) suffered or incurred by Sublandlord as a result of such termination.

(e) Whenever the provisions of the Prime Lease require the written consent of Landlord thereunder, those provisions shall be construed to require the written consent of both Sublandlord and Landlord.

(f) Subtenant represents that it has received a copy of the Prime Lease and has read and is familiar with the terms of the Prime Lease and understands its obligations hereunder.

14. Notice and Bills. Any bill, statement, notice, demand or other communication which either party may desire or be required to give shall be in writing and shall be given by personally delivering a copy thereof to the person specified below at the following address or by sending a copy thereof by certified or registered United States mail, postage prepaid, addressed as follows:

If to Subtenant:

707-17th Street, Suite 4125

Denver, Colorado 80202

Attention: Robert P. Jornayvaz III

Phone #: (303) 296-3006

Fax #: (303) 298-7502

If to Sublandlord:

707-17th Street, Suite 4200

Denver, Colorado 80202

Attn: Mr. Jamie Whyte

Phone #: (303) 296-3006

Fax #: (303) 298-7502

Any communication given as herein provided shall be deemed given when personally delivered or when mailed. Each party shall have the right to designate a different address or a different person, or both, to which or to whom communication shall be sent or delivered, by written notice given as provided herein.

15. No Assignment or Subletting. Subtenant shall not assign, convey, mortgage, hypothecate or encumber this Sublease or any interest herein or sub-sublease all or any part of the Sublease Premises, or suffer or permit the Sublease Premises or any part thereof to be used by others (any and all of which hereinafter shall be referred to as a “Transfer”). Any attempted Transfer in contravention of this Section 15 shall be void and shall confer no rights upon any third person. Notwithstanding the foregoing, Subtenant may assign this Sublease to any for-profit or not-for-profit enterprises affiliated with him.

16. Surrender; Holding Over. Upon the expiration or earlier termination of this Sublease, Subtenant shall surrender possession of the Sublease Premises to Sublandlord, in the same condition as the Sublease Premises were in on the first day of the Sublease Term, ordinary wear and tear excepted. If Subtenant holds over after the expiration of the Sublease Term by lapse of time, with Sublandlord’s consent but without any written agreement providing otherwise, then Subtenant shall be deemed to be a subtenant from month to month, at a monthly Rent equal to 150% of the monthly Rent for the final month of the Sublease Term, and subject to all of the other provisions and conditions of this Sublease. Nothing in this provision shall be construed to require Sublandlord to permit Subtenant to occupy the Sublease Premises after the end of the Sublease Term, or, if Sublandlord has permitted Subtenant to occupy the Sublease Premises for any period as a subtenant from month to month, to prevent Sublandlord from terminating such subtenancy at the end of any month.

If Subtenant holds over after the expiration of the Sublease Term by lapse of time, without Sublandlord’s written consent, Subtenant shall be guilty of an unlawful detention of the Sublease Premises and shall be liable to Sublandlord for damages for use of the Sublease Premises during the period of such unlawful detention and shall pay rent equal to 200% of the Rent for the final month of the Sublease Term, plus any and all consequential damages suffered by Sublandlord (including, without limitation, damages payable by Sublandlord to Landlord by reason of Subtenant’s holdover). In the event of such holding over, Subtenant shall indemnify and hold Sublandlord harmless from and against any and all claims, suits, proceedings, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, asserted against or incurred by Sublandlord as a result of such unapproved holding over. Notwithstanding the foregoing, Sublandlord shall be entitled to all other remedies and damages provided under this Sublease or at law or in equity.

17. Termination of Agreement. Sublandlord, at its sole option, may terminate this Sublease if (a) Subtenant or its agents or employees, or any other person entering the Sublease Premises under the express or implied invitation of Subtenant, causes physical damage to the Sublease Premises or the Building, (b) Subtenant defaults in any other way under this Sublease, or (c) due to any change of applicable law or any change in the current interpretation of existing law, the arrangements contemplated by this Sublease, or Subtenant’s use and occupancy of the Sublease Premises in accordance with those arrangements, becomes unlawful or subjects Sublandlord to a risk of materially adverse financial consequences.

18. Indemnification and Waiver. Subtenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Sublease Premises from any cause whatsoever and agrees that Sublandlord, its affiliates, shareholders, directors, officers, and employees (the “Sublandlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Subtenant or by other persons claiming through Subtenant. Subtenant shall indemnify and defend Sublandlord Parties and hold the Sublandlord Parties harmless from and against any and all third party claims, losses, costs, actions, damages, liability, obligation and expense (including, without limitation, court costs, reasonable attorneys’ fees and other costs of litigation) incurred by or asserted against any of the Sublandlord Parties arising from (a) any occurrence in, on, or at the Sublease Premises, (b) any acts, omission, conduct or negligence in or about the Building or Project by Subtenant or Subtenant’s agents, employees, contractors, invitees, Subtenants, successors, or assigns or (c) the failure of Subtenant to perform any act, obligation, or covenant of Subtenant under this Sublease or Sublandlord under the Prime Lease that Subtenant is obligated to perform under this Sublease. The obligations set forth in this Section 19 shall survive the expiration or sooner termination of this Sublease.

19. No Options. Notwithstanding anything to the contrary contained in this Sublease, if there are any provisions in the Prime Lease that pertain to Sublandlord’s rights regarding any option to renew or extend the terms of the Prime Lease, to lease space in the Building or to terminate the Prime Lease, then such provisions shall not be incorporated herein and Subtenant shall not have any rights or benefits thereunder.

20. No Representations or Warranties. Sublandlord and Sublandlord’s agents have made no representation, warranties, agreements or promises with respect to the Sublease Premises, the Building or the Prime Lease except such as are expressed herein.

21. Survival; Joint and Several Liability. The covenants, conditions and agreements contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective successors and permitted assigns. If there is more than one entity or person which or who are subtenants under this Sublease, the obligations imposed upon Subtenant under this Sublease shall be joint and several.

22. Headings; Interpretation. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Sublease. Whenever the context of this Sublease requires, words used in the singular shall be construed to include the plural and vice versa.

23. Counterparts; Facsimile Signatures. For the convenience of the parties, any number of counterparts of this Sublease may be executed by Subtenant or Sublandlord hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument. Facsimile signatures shall be accepted as originals.

24. Entire and Binding Agreement. This Sublease contains all of the agreements between Sublandlord and Subtenant relating to the Sublease Premises and may not be modified in any manner other than by agreement, in writing, by both Sublandlord and Subtenant. The terms, covenants and conditions contained herein shall inure to the benefit of and be binding upon Sublandlord, Subtenant and their successors and assigns, except as provided herein to the contrary.

25. OFAC Compliance. Subtenant represents and warrants to Sublandlord that Subtenant is currently in compliance with and shall at all times during the Sublease Term (including any further extensions or renewals) remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the United States Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto.

26. Brokers. Each party represents and warrants to the other party that such party has not engaged or utilized the services of a broker in connection with this Sublease or the transaction contemplated hereby. Each party agrees to defend, indemnify and hold harmless the other from and against any claim for broker’s or finder’s fees or commissions made by any other party claiming to have dealt with it in connection with this Sublease or the transaction contemplated hereby. Notwithstanding any other provision of this Sublease, the obligations of both Sublandlord and Subtenant under this Section 26 shall survive the expiration or earlier termination of this Sublease by either Subtenant or Sublandlord.

27. Attorneys’ Fees and Jury Trial. In the event of any litigation or arbitration between the parties relating to this Sublease or the Sublease Premises (including pretrial, trial, appellate, administrative, bankruptcy or insolvency proceedings), the prevailing party shall be awarded, as part of the judgment or settlement, all reasonable attorneys’ fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable Law. In any situation where a default by Subtenant occurs and is resolved without litigation, Subtenant shall also pay all of Sublandlord’s reasonable costs and attorneys’ fees relating thereto. In the interest of obtaining a speedier and less costly hearing of any dispute, the parties hereby each irrevocably waive the right to trial by jury.

28. Applicable Law. This Sublease shall be construed in accordance with the laws of the State of Colorado.

Sublandlord and Subtenant have executed this Sublease on the date first written above.

SUBLANDLORD:

INTREPID POTASH, INC., a Delaware corporation

By:	/s/ Martin D. Litt
Name:	Martin D. Litt
Title:	Executive VP & General Counsel

Date:	December 17, 2008

SUBTENANT:

INTREPID PRODUCTION CORPORATION

By:	/s/ Robert P. Jornayvaz III
Name:	Robert P. Jornayvaz III
Title:	President

Date:	December 17, 2008

Exhibit A

CORRIDOR
4101
FOUNDATION RECEPTION
4102
RECEPTION
4103
GUEST OFFICE
4104
COFFEE COPY
4106
INTREPID PRODUCTION CORPORATION 2,257 RSF
CORRIDOR
4109
LARGE CONFERENCE
4114
OFFICE
4113
OFFICE
4112
THE LARRK FOUNDATION 303 RSF

BOB JORNANYVAZ PERSONAL OFFICES
- INTREPID PRODUCTION CORPORATION
- THE LARRK FOUNDATION

707 17TH STREET, DENVER, CO
41ST FLOOR